The Sales Area Distributor Agreement

of “Rainbow Islands” Digital Game Cards

Agreement No:

Pay88 and CTVAC can be separately referred to as “one party” or collectively referred to as “both parties”.

This Agreement is made on 30 April 2007 in Chongqing by and between Pay88.Inc (hereinafter referred to as “Pay88”), with its legal address 1053 North Barnstead Road, Barnstead, NH 03225 and legal representative Guo Fan, and Chongqing Telecom Value-Added Service Center (hereinafter referred to as “CTVAC”), with its legal address at , and legal representative .

Whereas

1.    Pay88 is an enterprise mainly engaged in sales of game cards, and is willing to cooperate with CTVAC to provide sales service of relevant products in the area agreed by both parties.

2.    CTVAC is the chief agent of “Rainbow Islands” digital game card in Chongqing as authorized by Shanghai ShanDa Networking (Group) Co., Ltd.

3.    Both parties are willing to cooperate with each other based on respective advantages thereof. And Pay88 is willing to purchase the “Rainbow Islands” digital cards from CTVAC and sell them.

Therefore, in order to jointly expand the online game market, provide more relevant services to the wide range of users and full exert the advantages of each party, pursuant to applicable laws and regulations of the People’s Republic of China, both parties agree to enter into the following terms and conditions in respect of the sale of digital game card in the agreed areas:

Article 1 Terms and Definitions

1.1
The “Rainbow Islands” digital game card means the game card (existing in the form of card password) provided by CTVAC to Pay88 for the purpose of sale in the digital card system only, based on the password of which the using fee of the corresponding game information provided for the users of “Rainbow Islands” online game is charged.

1.2
The “sale of digital cards” referred to therein means Pay88 sells the “digital cards” in the means and areas specified in Clause 2.1 of this Agreement to charge the “using fee of the online game information” from users, except other distribution channels, including but not limited to, sale of online prepaid card (“virtual card”) and off-line sale of physical prepaid card “physical card”, as well as offline purchase with the bank card.

Article 2 Cooperation Item and Content

2.1	Content: Pay88 will purchase the “Rainbow Islands” digital game cards and sell them in Chongqing by means of direct sale and distribution .

2.2
Both parties promise to exert their own advantages (including product resources, service capability, technology capability and market resources, etc) during the cooperation to jointly drive the development of off-line entertainment and achieve win-win.

Article 3 Scheduling and Payment Mode

3.1
Pay88 promises to pay the payment in RMB (totally RMB 3 million) for the purchase of “digital cards” from CTVAC within 10 days upon formal conclusion of the cooperation agreement between both parties, in accordance with the agreed payment mode and settlement price. The purchase price is 30% discount of the book value of the digital cards.

3.2	Type of product: (Rainbow Island Game Special Zone Card)(The book value is filled during ordering).

3.3
Both parties agree that when purchasing product from CTVAC, Pay88 shall notice CTVAC of the quantity of the product (see Appendix 1 for the order) in written and pay the amount at one-off at the agreed settlement price. CTVAC shall, with 2 days upon reception of the payment, deliver the corresponding quantity of the products to Pay88 in the agreed mode, and draw up a corresponding business tax invoice for Pay88.

3.4
Pay88 shall, within 2 working days upon conclusion of this Agreement, prepay (RMB 300,000.00) of deposit. Pay88 shall remit the purchase amount into the specified account of CTVAC according to the provision of Clause 3.1, and CTVAC shall, upon reception of the purchase amount, return the deposit to Pay88 or transfer the deposit into the purchase amount.

3.5	Pay88 shall remit the purchase amount into the specified account of CTVAC two days before application of purchase each time.

3100026029022112930
Chongqing Telecom Value-Added Service Center
Xietaizi Sub-branch, Industrial & Commercial Bank of China

Article 4 Product Delivery

4.1
CTVAC shall encrypt the documents (txt. or doc.) carrying the card number and password with winzip by 8-12 digit password and email to the specified e-mail box of Pay88. And the decompression password shall be delivered by another email or by telephone. The delivery time is deemed to be reception time of the product document and decompression password from CTVAC.

4.2	The e-mail box specified by Pay88: kevin@pay88.com

Name of Contact person and contact mode specified by Pay88.com:

He Kai 67757600 13002383599

If Pay88 is willing to change the above specified email box, contact person or contact mode, Pay88 shall notice CTVAC in written 10 days before change. Otherwise, CTVAC will not bear any responsibility for any result thus caused.

4.3
Upon reception of the product document and password delivered by CTVAC, Pay88 shall send an email to CTVAC to make a confirmation. If Pay88 fails to reply to CTVAC within two working days as of reception of the product document and password, it shall be deemed that Pay88 has confirmed the reception.

Article 5 Rights and Obligations

In order to perform the cooperation proceedings as specified in Article 2, both parties have agreed on the following rights and obligations:

5.1	Rights and Obligations of Pay88

1)	Pay88 shall guarantee the well operation of the sales platform, safe and normal operation and functioning of the payment system for the cooperation project;.

2)
Pay88 shall be responsible for the distribution and promotion of the SNDA digital cards within the area agreed herein, and shall not stop performing this Agreement in the case of no breach on the part of CTVAC;

3)
Pay88 shall pay the purchase amount timely and pay the tax to the taxation authority; and Pay88 shall be solely responsible for all complaints and disputes arising out of the sale, and shall not ask for return of goods;

4)	Pay88 shall sell the product at the price specified by CTVAC during the whole distribution, and shall not raise or reduce the sales price of CTVAC’s products;

5)	Pay88 shall not disclose to any third party the discount standard, price standard and sales quantity as well as other matters set forth in the Agreement;

6)	Pay88 shall actively publicize this cooperation project by means of its own publicizing channels and other market resource;

7)
Pay88 shall be entitled to disclose the following data to users: operation procedure of purchase, business regulations and service hotline, as well as timely handling of inquiry and complaints from users with respect to card purchase;

8)	Pay88 must guarantee the safety of the card number and password of the digital cards after delivery, and CTVAC shall not be hold responsible for any safety risk after delivery.

5.2	Rights and Obligations of CTVAC

1)
CTVAC shall authorize the distributorship to Pay88 for the distribution of relevant product in the specified area, and CTVAC shall not terminate this Agreement without any reason if Pay88 is not in breach of this Agreement;

2)	CTVAC shall actively publicize this cooperation project by means of its own publicizing channels and other market resources;

3)	CTVAC shall not disclose to any third party the discount standard, price standard and sales quantity as well as other matters set forth in the Agreement;

4)	CTVAC must guarantee the safety of the card number and password of the digital cards before delivery, and CTVAC shall be responsible for any safety risk before delivery.

Article 6 Validity

This Agreement shall take effect as of the signature. The validity is from the conclusion to December 31, 2007. If any party is willing to continue this Agreement, that party shall put forward his willing at least one month before the expiry, and shall consult the relevant details with the other party.

Article 7 Non-Disclosure

7.1
Pay88 promises to keep unveiled the trade secrets regarding the sales system, including but not limited to the inner management policies of the sales system and the sales policies. If there is any breach of disclosure, the Party A shall bear the related liabilities.

7.2
Both parties shall take security measures in trade secrets which are gained in this cooperation from each other to prevent the trade secrets from disclosure, using, publicity or being acquired by the unauthorized persons.

7.3
The party that acquires the trade secrets (hereinafter refer to the Acquirer) shall (i) not partly or completely replicate, copy, disclose, use or transmit the trade secrets gained from the party that provides them (hereinafter refer to the Provider) without the authorization of the Provider or the permission hereof; (ii) return all the trade secrets back to the Provider after the termination hereof or destroy the trade secrets in the light of the written approval of the Provider.

7.4	Both parties shall take positive security measures in the data of electronic numbers to insure the safety and accuracy of each batch of the data of electronic numbers.

7.5
The acquirer shall to the extent of this agreement use the trade secrets. Furthermore, the acquirer has made or will make the employers and consultants who has been told the trade secrets to sign the disclosure agreement which has the material same content of this article hereof.

7.6
Both parties have agreed on the strict security measures in the information involved in this cooperation such as the product sales amount, product price settlement price and other sensitive information. If the above said information is revealed due to one party’s responsibility, the responsible party shall bear the corresponding compensation liabilities.

7.7	This provision shall be effective within 2 years after the Agreement is normally expired.

Article 8 Termination of the Agreement

8.1	Unless otherwise specified by laws and Article 2.1 and Article 10.3, the Agreement shall terminate if:

1)	The related qualification certificates of Pay88 or CTVAC have been canceled or deregistered by the governmental administrative department;

2)	Pay88 or CTVAC has breached the respective representations and warranties in Article 9;

3)	Any of the party hereof enters into or is applied by the third party into the bankruptcy or liquidation procedures;

4)	Any party has violated this Agreement, and has failed to take any action to make correction, 5 days after the other party has warmed the breaching party of the breach; and

5)
Any party had delayed to perform this Agreement without any reason, the other party has the right to either ask the breaching party to continue the performance of the Agreement or terminate the Agreement, if breach party fails to take any actions 5 days after the other party has warmed the breaching party of the delay. If the breaching party still rejects to perform the Agreement, the other party may terminate this Agreement, and the breaching party shall assume the liability for all economic loss.

8.2
Neither party shall be hold responsible for any loss arising out of failure or delay of performance of any obligation under this Agreement due to force majeure. In the case of the force majeure, the affected party shall immediately notify the other party as much as possible, and shall, within 15 days upon the occurrence of the force majeure, present to the other party the evidence which can effectively prove the occurrence of the force majeure. The party affected by the force majeure shall actively take effective measures to minimize the loss caused to the other party for the failure or delay of performance of this Agreement. The delay for performance of the obligations due to the force majeure shall be the same as the duration of that force majeure.

8.3
If the Agreement is terminated according to this provision, the observant party may require the breaching party to assume the liability of breach and make compensation according to applicable laws. The compensation for loss shall cover all economic loss suffered by the observant party for the breach of the breaching party.

Article 9 Presentation and Warranty

9.1	Pay88 hereby represents and warrants:

(1)
Pay 88 is a duly organized legal entity, validly existing and in good standing under the laws of the Republic of China. The undersigned of Pay88 has acquired sufficient and valid approval and authorization.

(2)	It has the qualification of the sales practice prescribed in this Agreement;

(3)	The execution and performance of this Agreement is compliant with legal requirements and its articles of association;

(4)	This Agreement specifies valid, promissory and enforceable legal obligations for Pay88;

(5)	The execution and performance of this Agreement by Pay 88 is not subjected to the approval and filing by any Third Party.

9.2	CTVAC hereby represents and warrants:

1)
CTVAC is a duly organized legal entity&, validly existing and in good standing under the laws of the Republic of China. The undersigned of Pay88 has acquired sufficient and valid approval and authorization.

2)	The execution and performance of this Agreement is compliant with legal requirements and its articles of association;

3)	This Agreement specifies valid, promissory and enforceable legal obligations for CTVAC;

Article 10 Countering Unfair Competition

In order to prevent the unfair competition actions probably occurred, both parties agree on the following provisions:

10.1
CTVAC has right to deem that Pay88 has violated this Agreement, and cancel the partnership of Pay88 and reserve the right to claim, if Pay88 has participated in sale, promotion and publicizing of, or any other distributor closely related to Pay88 or chief management thereof has participated in different name in sale, promotion and publicizing of any vicious competitive products against the interest of CTVAC (the vicious competitive product refers to the same kind of products distributed in violation of Anti-Unfair Competition Law and against the interest of CTVAC, or relevant products in dispute with relevant products of CTVAC in intellectual property and trademark, etc).

10.2	The unfair competition actions referred to in this article include but not limited to:

1)	Deliberately disclosing the business secrets agreed between both parties;

2)	seeking for improper interest laterally based on the sales right specified in the Agreement;

3)	Viciously violating the sales policy specified by CTVAC, dumping of relevant products, and vicious flow of goods;

4)	Vicious propaganda of users and distributors;

5)	any kind of bribery and subornation of , and threatening to workers of CTVAC or other distributors;

6)	Other actions violating the business regulations and laws of China.

10.3
During performance of this Agreement, if Pay8 has conducted any unfair competition action defined in 10.2, CTVAC has right to deem that Pay88 is in breach of the Agreement, and has right to terminate this Agreement, cancel the partnership of Pay88 and reserve the right to claim, no matter if any actual loss is caused to CTVAC.

Article 11 Miscellaneous

11.1
Both parties understand and agree that the two parties of the agreement are independent undersigned. This agreement does not include any content based on which the relationship between the two parties may be understood as the partnership or joint venture.

11.2	Both partied agree Pay88 is the regional distributor of the cooperation area under this agreement. This agreement does not include any sole and exclusive provision.

11.3	Without the affirmation of the both parties in written form, each party shall not transfer the whole or part of this agreement in whatsoever manner or form.

11.4
Notice: Any notice which is required or allowed by this Agreement shall be made in written form, and shall be delivered to the other party by mail or fax according to the communication address specified in this Agreement. The notice shall take effect upon reception.

11.5	This agreement is attached with one appendix, which is the equally authentic with the text.

11.6
For Other matters not covered in this Agreement or when it is necessary to make supplement, change and modification to this Agreement for business development, either party or any party may put forward the suggestion and scheme for supplement, change and modification. After both parties have consulted with each other and reach a consensus, they may prepare a written statement, which shall constitute the supplementary document to this Agreement upon stamping, and shall be equally authentic.

11.7
At 30 days before the expiration of this Agreement, if any party is willing to continue the cooperation, it shall hand in the written application to the other party. After reaching consensus, both parties shall sign the agreement again. If both parties do not reach consensus of the continuous cooperation, this agreement shall naturally terminate at expiration, and shall not be valid.

11.8	If any part of this agreement which is regarded as invalid or unenforceable, it shall not influence the validity and enforceability of other part of this Agreement.

11.9
The laws of The People’s Republic of China is applicable to the conclusion, effectiveness, explanation and implementation of this Agreement and settlement of disputes. Any dispute arising out of this Agreement or performance of this Agreement shall be amicably settled through consultation. In the case of failing to solve the dispute through consultation, any party has the right to submit the dispute to the people’s court at the place of conclusion.

11.10
This Agreement shall formally take effect after stamping by both. Since this Agreement becomes effective, both parties shall fulfill all the rights and obligations strictly according to the provisions of this Agreement.

11.11	This agreement is made in Chinese and in quadruplicate, Pay88 and CTVAC each holding two copies. The copies shall be the equally authentic.

(There is no text in the followings)

[Page of Signatures]

IN WITNESS WHEREOF, the parties have authorized their specified representatives to execute this Agreement as of the date first written above.

Pay88.Inc:

Authorized representative: /s/ Guo Fan
Signature/stamp:

CTVAC: Chongqing Telecom Value-Added Service Center

Authorized representative:
Signature/stamp:

Appendix I:
Order of SNDA Net Card Number

Order by:		Supply by:
Company name		Company name	Chongqing Telecom Value-Added Service Center
Contact person		Contact person	###
Tel(inclucing area code)		Tel	###
Fax(inclucing area code)		Fax	###
Mobile Phone:		E-mail
Address:	Province city		Post Code
Product Name	Order quantity	Unit Price	Total Sum (RMB)
Memo

本次權瞴汇款汇票底单ø琉复印后楱本枋一并传真######÷æ

Seal by the ordering company:

Ordering date:

Remarks :
Payment Mode: One-off prepayment by the ordering company;
Delivery Term: Two working days upon shipping

Stock protection: None
Card Number Receiving Address: The E-mail address in the order form shall prevail.

The following shall be filled by Chongqing Telecom:
Card Number Product Release Approval Form
Application Date	Month Day Year		Lot Number for Sales of Card number
Card number kind		Game kind		Distributive Agent ID
Deliver Unit Price		Deliver Total Amount		Total Price
Available Days		Available Seconds		Memo
Form Maker	Sales Manager	Financial Manger	Technique Manager	Approval by the general manager

Confirmation Form for Card Number Reception

Purchasing Company Name
Address	Province City	Department:
Contact Person of Purchasing Companyæ
Tel(including area code)		Mobile Phone:
Card Number Kind	Code	Full Name
Distributive Agent	Code	Full Name
Sale Unit Price of Batch Cards		Total Price
Quantity of Batch Cards
Available date of Batch Cards used as daily card
Available date of Batch Cards used as credit card

We hereby confirm that we have completely received the card document covering the above contents and have gone through the reception procedure. Please tell our contact person by _____ the password for lunchmeat, and upload the corresponding card number.

Purchase Company: (Official seal) Date:

The following shall be filled by Chongqing Telecom:
Card Number Product Upload Approval Form
Application Date	Month Day Year		Lot Number for Sales of Card number
Card number kind		Game kind		Distributive Agent ID
Deliver Unit Price		Deliver Total Amount		Total Price
Available Days		Available Seconds		Memo
Form Maker	Sales Manager	Financial Manger	Approval by the general manager	Public network uploading person	Upload Date and Time